UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  March 4, 2011

GENERAL NUTRITION CENTERS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-144396	72-1575168
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 288-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 4, 2011, the Company, as borrower, entered into a credit agreement (the “Credit Agreement”), with GNC Corporation, a Delaware corporation (“Parent”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), Goldman Sachs Bank USA, as syndication agent, Deutsche Bank Trust Company Americas and Morgan Stanley Senior Funding, Inc., as co-documentation agents, Barclays Capital, the investment banking division of Barclays PLC, as co-manager, and JPMorgan Chase Bank, N.A., as administrative agent.  Pursuant to the Credit Agreement, the Lenders provide commitments totaling $1,280,000,000, consisting of both a new term loan facility (the “New Term Loan Facility”) and a new revolving credit facility (the “New Revolving Credit Facility”).

All borrowings under the New Term Loan Facility and, initially, borrowings under the New Revolving Credit Facility, bear interest, at the Company’s option, at a rate per annum equal to (A) the sum of (i) the greatest of (a) the prime rate (as publicly announced by JPMorgan Chase Bank, N.A. as its prime rate in effect), (b) the federal funds effective rate plus 0.50%, (c) one month adjusted LIBOR (or if greater, 1.25%) plus 1.0% and (d) 2.25% plus (ii) 2.0% or (B) the sum of (i) adjusted LIBOR (or if greater, 1.25%) plus (ii) 3.0%.  Effective on and after the first date on which quarterly financial statements are delivered to the Lenders pursuant to the Credit Agreement after September 30, 2011, borrowings under the New Revolving Credit Facility bear interest, at the Company’s option, at a rate per annum equal to (A) the sum of (i) the greatest of (a) the prime rate (as publicly announced by JPMorgan Chase Bank, N.A. as its prime rate in effect), (b) the federal funds effective rate plus 0.50%, (c) one month adjusted LIBOR (or if greater, 1.25%) plus 1.0% and (d) 2.25% plus (ii) 2.0% (or, if the Company’s consolidated net senior secured leverage ratio is not greater than 3.25 to 1.00 and no event of default then exists, 1.75%) or (B) the sum of (i) adjusted LIBOR (or if greater, 1.25%) plus (ii) 3.0% (or, if the Company’s consolidated net senior secured leverage ratio is not greater than 3.25 to 1.00 and no event of default then exists, 2.75%).

In addition to paying interest on outstanding principal under the Credit Agreement, the Company is required to pay a commitment fee to the Lenders under the New Revolving Credit Facility in respect of unutilized revolving loan commitments at a rate of 0.50% per annum.

Parent and the Company’s existing and future domestic subsidiaries have guaranteed the Company’s obligations under the Credit Agreement.

The New Term Loan Facility will mature in March 2018. The New Revolving Credit Facility will mature in March 2016.

The Credit Agreement permits the Company to prepay a portion or all of the outstanding balance without incurring penalties (except LIBOR breakage costs). Subject to certain exceptions, commencing in fiscal 2011, the Credit Agreement requires that 100% of the net cash proceeds from certain asset sales, casualty insurance, condemnations and debt issuances, must be used to pay down outstanding borrowings and a specified percentage (ranging from 50% to 0% based on a defined leverage ratio) of excess cash flow (as defined in the agreement) for the last three fiscal quarters of 2011 and each fiscal year thereafter must be used to pay down outstanding borrowings.

The Credit Agreement contains customary covenants, including incurrence covenants and certain other limitations on the ability of Parent, the Company, and the Company’s subsidiaries to incur additional debt, guarantee other obligations, grant liens on assets, make investments or acquisitions, dispose of assets, make optional payments or modifications of other debt instruments, pay dividends or other payments on capital stock, engage in mergers or consolidations, enter into sale and leaseback transactions, enter into arrangements that restrict our and our subsidiaries’ ability to pay dividends or grant liens, engage in transactions with affiliates, and change the passive holding company status of Parent.

The Credit Agreement contains events of default, including (subject to customary cure periods and materiality thresholds) defaults based on (1) the failure to make payments under the Credit Agreement when due, (2) breaches of covenants, (3) inaccuracies of representations and warranties, (4) cross-defaults to other material indebtedness, (5) bankruptcy events, (6) material judgments, (7) certain matters arising under the Employee Retirement Income Security Act of 1974, as amended, (8) the actual or asserted invalidity of documents relating to any guarantee or security document, (9) the actual or asserted invalidity of any subordination terms supporting the Credit Agreement, and (10) the occurrence of a change in control. If any such event of default occurs, the Lenders would be entitled to accelerate the facilities and take various other actions, including all actions permitted to be taken by a collateralized creditor. If certain bankruptcy events occur, the facilities will automatically accelerate.

The Credit Agreement is collateralized by first priority pledges (subject to permitted liens) of the Company’s equity interests and the equity interests of the Company’s domestic subsidiaries.

Item 1.02               Termination of a Material Definitive Agreement.

On March 4, 2011, the Company (i) caused a portion of the net proceeds from the New Term Loan Facility to be deposited with Wilmington Trust FSB (the “Trustee”), as trustee under each of (a) the indenture (the “Toggle Note Indenture”), dated as of March 16, 2007, governing the Company’s Senior Floating Rate Toggle Notes due 2014 (the “Toggle Notes”), and (b) the indenture (the “Senior Subordinated Note Indenture” and, together with the Toggle Note Indenture, the “Indentures”), dated as of March 16, 2007, governing the Company’s 10.75% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes” and, together with the Toggle Notes, the “Notes”), to satisfy and discharge such Indentures and to fund the redemption of all outstanding Notes and (ii) delivered notices of full redemption (the “Notices”), filed herewith as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference, to the registered holders of outstanding Toggle Notes and Senior Subordinated Notes in accordance with the terms of the Indentures.  Each series of Notes will be redeemed at par on April 4, 2011 (the “Redemption Date”).  The aggregate outstanding principal amount of the Toggle Notes is approximately $300,000,000 and the aggregate outstanding principal amount of the Senior Subordinated Notes is approximately $110,000,000.  Pursuant to the terms of the Indentures, all Notes outstanding on the Redemption Date will be due and payable on the Redemption Date at the principal amount thereof plus accrued and unpaid interest thereon to, but not including, the Redemption Date (the “Redemption Price”).

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04               Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Pursuant to the Notices, the Company has exercised its right to redeem in full the outstanding Notes at the Redemption Price. On the Redemption Date, the Redemption Price for the outstanding Notes will be due and payable.  On March 4, 2011, the Company deposited with the Trustee funds sufficient to redeem in full the Notes and to satisfy and discharge the Indentures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2011

GENERAL NUTRITION CENTERS, INC.

	By:	/s/ Gerald J. Stubenhofer, Jr.
	Name:	Gerald J. Stubenhofer, Jr.
	Title:	Chief Legal Officer